Exhibit 10.44

Guaranty Obligations Pre-maturity Covenants between the Parties Dispute Resolution Validity Acknowledgments by the Guarantors Summary of Guaranty Contract of RMB 1,000,000, with a term of 2 years from August 11, 2011 to August 10 ,2013, between Changzhou Suochuan Electrical and Mechanical Co., Ltd, and Jiangsu Wujin Rural Commercial Bank, guaranteed by Changzhou City Wujin Best Electronic Cables Co., Ltd.